EXHIBIT 10AA.2

                 AMENDED AND RESTATED REVOLVING PROMISSORY NOTE

$5,000,000.00                                                     April 25, 2008

DECORATOR INDUSTRIES, INC., a Pennsylvania corporation
10011 Pines Boulevard
Suite 201
Pembroke Pines, Florida 33024
(Hereinafter referred to as "Borrower")

Wachovia Bank, National Association
225 Water Street
Jacksonville, Florida 32202
(Hereinafter referred to as "Bank")

Borrower promises to pay to the order of Bank, in lawful money of the United States of America, at its office indicated above or wherever else Bank may specify, the sum of Five Million and No/100 Dollars ($5,000,000.00) or such sum as may be advanced and outstanding from time to time, with interest on the unpaid principal balance at the rate and on the terms provided in this Amended and Restated Revolving Promissory Note (including all renewals, extensions or modifications hereof, this "Note").

LOAN AGREEMENT. This Note is subject to the provisions of that certain Loan Agreement between Bank and Borrower dated as of May 24, 2006, as amended by thereafter, and that certain First Amendment to Loan Agreement between Bank and Borrower of even date herewith (as the same shall be amended or modified from time to time, the "Loan Agreement").

LINE OF CREDIT. Borrower may borrow, repay and reborrow, and, upon the request of Borrower, Bank shall advance and readvance under this Note from time to time until June 30, 2009, unless renewed or extended by Bank in writing on terms then satisfactory to Bank in its sole discretion (each an "Advance" and together the "Advances"), so long as the total principal balance outstanding under this Note at any one time does not exceed the principal amount stated on the face of this Note, subject to the limitations described in the Loan Agreement. Bank's obligation to make Advances under this Note shall terminate if Borrower is in Default under this Note or under any Loan Document or in any event on June 30, 2009, unless renewed or extended by Bank in writing on terms then satisfactory to Bank in its sole discretion. As of the date of each proposed Advance, Borrower shall be deemed to represent that each representation made in the Loan Documents is true as of such date.

If Borrower subscribes to Bank's cash management services and such services are applicable to this line of credit, the terms of such service shall control the manner in which funds are transferred between the applicable demand deposit account and the line of credit for credit or debit to the line of credit.

USE OF PROCEEDS. Borrower shall use the proceeds of the loan evidenced by this Note for working capital support, general corporate purposes and to support acquisition financing needs.

INTEREST RATE. Interest shall accrue on the unpaid principal balance of this Note from the date hereof at the LIBOR Market Index Rate plus 1.50%, as that rate may change from day to day in accordance with changes in the LIBOR Market Index Rate ("Interest Rate"). "LIBOR Market Index Rate", for any day, means the rate for 1 month U.S. dollar deposits as reported on Telerate page 3750 as of 11:00 a.m., London time, on such day, or if such day is not a London business day, then the immediately preceding London business day (or if not so reported, then as determined by Bank from another recognized source or interbank quotation). At any time that the "Senior Funded Debt to EBITDA Ratio" (as defined in the

Loan Agreement) exceeds 2.75 to 1.00, as determined by Bank in its sole and absolute discretion, Interest shall thereafter accrue on the unpaid principal balance of this Note, from the date of determination, at the LIBOR Market Rate plus 2.75%, as that rate may change from day to day in accordance with changes in the LIBOR Market Index Rate.

DEFAULT RATE. In addition to all other rights contained in this Note, if a Default (as defined herein) occurs and as long as a Default continues, all outstanding Obligations, other than Obligations under any swap agreements (as defined in 11 U.S.C. ss. 101, as in effect from time to time) between Borrower and Bank or its affiliates, shall bear interest at the Interest Rate plus 3% ("Default Rate"). The Default Rate shall also apply from acceleration until the Obligations or any judgment thereon is paid in full.

INTEREST AND FEE(S) COMPUTATION (ACTUAL/360). Interest and fees, if any, shall be computed on the basis of a 360-day year for the actual number of days in the applicable period ("Actual/360 Computation"). The Actual/360 Computation determines the annual effective interest yield by taking the stated (nominal) rate for a year's period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the applicable period. Application of the Actual/360 Computation produces an annualized effective rate exceeding the nominal rate.

REPAYMENT TERMS/MATURITY. This Note shall be due and payable in consecutive monthly payments of accrued interest only, commencing on May 25, 2008, and continuing on the 25th day of each month thereafter until fully paid. In any event, all principal and accrued interest shall be due and payable on June 30, 2009 (the "Maturity Date").

APPLICATION OF PAYMENTS. Monies received by Bank from any source for application toward payment of the Obligations shall be applied to accrued interest and then to principal. If a Default occurs, monies may be applied to the Obligations in any manner or order deemed appropriate by Bank.If any payment received by Bank under this Note or other Loan Documents is rescinded, avoided or for any reason returned by Bank because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation of all persons liable under this Note or other Loan Documents as though such payment had not been made.

DEFINITIONS. LOAN DOCUMENTS. The term "Loan Documents", as used in this Note and the other Loan Documents, refers to all documents executed in connection with or related to the loan evidenced by this Note and any prior notes which evidence all or any portion of the loan evidenced by this Note, and any letters of credit issued pursuant to any loan agreement to which this Note is subject, any applications for such letters of credit and any other documents executed in connection therewith or related thereto, and may include, without limitation, the Loan Agreement, this Note, guaranty agreements, security instruments, financing statements, mortgage instruments, any renewals or modifications, whenever any of the foregoing are executed, but does not include swap agreements (as defined in 11 U.S.C. ss. 101, as in effect from time to time). OBLIGATIONS. The term "Obligations", as used in this Note and the other Loan Documents, refers to any and all indebtedness and other obligations under this Note, all other obligations under any other Loan Document(s), and all obligations under any swap agreements (as defined in 11 U.S.C. ss. 101, as in effect from time to time) between Borrower and Bank, or its affiliates, whenever executed. CERTAIN OTHER TERMS. All terms that are used but not otherwise defined in any of the Loan Documents shall have the definitions provided in the Uniform Commercial Code.

LATE CHARGE. If any payments are not timely made, Borrower shall also pay to Bank a late charge equal to 5% of each payment past due for 10 or more days. This late charge shall not apply to payments due at maturity or by acceleration hereof, unless such late payment is in an amount not greater than the highest periodic payment due hereunder.

Acceptance by Bank of any late payment without an accompanying late charge shall not be deemed a waiver of Bank's right to collect such late charge or to collect a late charge for any subsequent late payment received.

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ATTORNEYS' FEES AND OTHER COLLECTION COSTS. Borrower shall pay all of Bank's reasonable expenses actually incurred to enforce or collect any of the Obligations including, without limitation, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

USURY. If at any time the effective interest rate under this Note would, but for this paragraph, exceed the maximum lawful rate, the effective interest rate under this Note shall be the maximum lawful rate, and any amount received by Bank in excess of such rate shall be applied to principal and then to fees and expenses, or, if no such amounts are owing, returned to Borrower.

DEFAULT. If any of the following occurs, a default ("Default") under this Note shall exist: NONPAYMENT; NONPERFORMANCE. The failure of timely payment or performance of the Obligations or Default under this Note or any other Loan Documents. FALSE WARRANTY. A warranty or representation made or deemed made in the Loan Documents or furnished Bank in connection with the loan evidenced by this Note proves materially false, or if of a continuing nature, becomes materially false. CROSS DEFAULT. At Bank's option, any default in payment or performance of any obligation under any other loans, contracts or agreements of Borrower, any Subsidiary or Affiliate of Borrower, any general partner of or the holder(s) of the majority ownership interests of Borrower with Bank or its affiliates ("Affiliate" shall have the meaning as defined in 11 U.S.C. ss. 101, as in effect from time to time, except that the term "Borrower" shall be substituted for the term "Debtor" therein; "Subsidiary" shall mean any business in which Borrower holds, directly or indirectly, a controlling interest). CESSATION; BANKRUPTCY. The dissolution of, termination of existence of, loss of good standing status by, appointment of a receiver for, assignment for the benefit of creditors of, or commencement of any bankruptcy or insolvency proceeding by or against Borrower, its Subsidiaries or Affiliates, if any, or any party to the Loan Documents. MATERIAL CAPITAL STRUCTURE OR BUSINESS ALTERATION. Without prior written consent of Bank, (i) a material alteration in the kind or type of Borrower's business or that of Borrower's Subsidiaries or Affiliates, if any; (ii) the sale of substantially all of the business or assets of Borrower, any of Borrower's Subsidiaries or Affiliates or any guarantor, or a material portion (10% or more) of such business or assets if such a sale is outside the ordinary course of business of Borrower, or any of Borrower's Subsidiaries or Affiliates or any guarantor, or more than 50% of the outstanding stock or voting power of or in any such entity in a single transaction or a series of transactions; (iii) the acquisition of substantially all of the business or assets or more than 50% of the outstanding stock or voting power of any other entity; or (iv) should any Borrower or any of Borrower's Subsidiaries or Affiliates or any guarantor enter into any merger or consolidation. MATERIAL ADVERSE CHANGE. Bank determines in good faith, in its sole discretion, that the prospects for payment or performance of the Obligations are impaired or there has occurred a material adverse change in the business or prospects of Borrower, financial or otherwise.

REMEDIES UPON DEFAULT. If a Default occurs under this Note or any Loan Documents, Bank may at any time thereafter, take the following actions: BANK LIEN. Foreclose its security interest or lien against Borrower's accounts without notice. ACCELERATION UPON DEFAULT. Accelerate the maturity of this Note and, at Bank's option, any or all other Obligations, other than Obligations under any swap agreements (as defined in 11 U.S.C. ss. 101, as in effect from time to time) between Borrower and Bank, or its affiliates, which shall be due in accordance with and governed by the provisions of said swap agreements; whereupon this Note and the accelerated Obligations shall be immediately due and payable; provided, however, if the Default is based upon a bankruptcy or insolvency proceeding commenced by or against Borrower or any guarantor or endorser of this Note, all Obligations (other than Obligations under any swap agreement as referenced above) shall automatically and immediately be due and payable. CUMULATIVE. Exercise any rights and remedies as provided under the Note and other Loan Documents, or as provided by law or equity.

FINANCIAL AND OTHER INFORMATION. Borrower shall deliver to Bank such information as Bank may reasonably request from time to time, including without limitation, financial statements and information pertaining to Borrower's financial condition. Such information shall be true, complete, and accurate.

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WAIVERS AND AMENDMENTS. No waivers, amendments or modifications of this Note and other Loan Documents shall be valid unless in writing and signed by an officer of Bank. No waiver by Bank of any Default shall operate as a waiver of any other Default or the same Default on a future occasion. Neither the failure nor any delay on the part of Bank in exercising any right, power, or remedy under this Note and other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.
Except to the extent otherwise provided by the Loan Documents or prohibited by law, each Borrower and each other person liable under this Note waives presentment, protest, notice of dishonor, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind. Further, each agrees that Bank may (i) extend, modify or renew this Note or make a novation of the loan evidenced by this Note, and/or (ii) grant releases, compromises or indulgences with respect to any collateral securing this Note, or with respect to any Borrower or other person liable under this Note or any other Loan Documents, all without notice to or consent of each Borrower and other such person, and without affecting the liability of each Borrower and other such person; provided, Bank may not extend, modify or renew this Note or make a novation of the loan evidenced by this Note without the consent of the Borrower, or if there is more than one Borrower, without the consent of at least one Borrower; and further provided, if there is more than one Borrower, Bank may not enter into a modification of this Note which increases the burdens of a Borrower without the consent of that Borrower.

MISCELLANEOUS PROVISIONS. ASSIGNMENT. This Note and the other Loan Documents shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Bank's interests in and rights under this Note and the other Loan Documents are freely assignable, in whole or in part, by Bank. In addition, nothing in this Note or any of the other Loan Documents shall prohibit Bank from pledging or assigning this Note or any of the other Loan Documents or any interest therein to any Federal Reserve Bank. Borrower shall not assign its rights and interest hereunder without the prior written consent of Bank, and any attempt by Borrower to assign without Bank's prior written consent is null and void. Any assignment shall not release Borrower from the Obligations. APPLICABLE LAW; CONFLICT BETWEEN DOCUMENTS. This Note and, unless otherwise provided in any other Loan Document, the other Loan Documents shall be governed by and construed under the laws of the state named in Bank's address on the first page hereof without regard to that state's conflict of laws principles. If the terms of this Note should conflict with the terms of any loan agreement or any commitment letter that survives closing, the terms of this Note shall control. BORROWER'S ACCOUNTS. Except as prohibited by law, Borrower grants Bank a security interest in all of Borrower's accounts with Bank and any of its affiliates. SWAP AGREEMENTS. All swap agreements (as defined in 11 U.S.C. ss. 101, as in effect from time to time), if any, between Borrower and Bank or its affiliates are independent agreements governed by the written provisions of said swap agreements, which will remain in full force and effect, unaffected by any repayment, prepayment, acceleration, reduction, increase or change in the terms of this Note, except as otherwise expressly provided in said written swap agreements, and any payoff statement from Bank relating to this Note shall not apply to said swap agreements except as otherwise expressly provided in such payoff statement. JURISDICTION. Borrower irrevocably agrees to non-exclusive personal jurisdiction in the state named in Bank's address on the first page hereof. SEVERABILITY. If any provision of this Note or of the other Loan Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or other such document. NOTICES. Any notices to Borrower shall be sufficiently given, if in writing and mailed or delivered to the Borrower's address shown above or such other address as provided hereunder, and to Bank, if in writing and mailed or delivered to Wachovia Bank, National Association, Mail Code VA7628, P. O. Box 13327, Roanoke, VA 24040 or Wachovia Bank, National Association, Mail Code VA7628, 10 South Jefferson Street, Roanoke, VA 24011 or such other address as Bank may specify in writing from time to time. Notices to Bank must include the mail code. In the event that Borrower changes Borrower's address at any time prior to the date the Obligations are paid in full, Borrower agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid. PLURAL; CAPTIONS. All references in the Loan Documents to Borrower, guarantor, person, document or other nouns of reference mean both the singular and plural form, as the

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case may be, and the term "person" shall mean any individual, person or entity.
The captions contained in the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Loan Documents. ADVANCES. Bank may, in its sole discretion, make other advances which shall be deemed to be advances under this Note, even though the stated principal amount of this Note may be exceeded as a result thereof. POSTING OF PAYMENTS. All payments received during normal banking hours after 2:00 p.m. local time at the office of Bank first shown above shall be deemed received at the opening of the next banking day. JOINT AND SEVERAL OBLIGATIONS. If there is more than one Borrower, each is jointly and severally obligated. FEES AND TAXES. Borrower shall promptly pay all documentary, intangible recordation and/or similar taxes on this transaction whether assessed at closing or arising from time to time.

LIMITATION ON LIABILITY; WAIVER OF PUNITIVE DAMAGES. EACH OF THE PARTIES HERETO, INCLUDING BANK BY ACCEPTANCE HEREOF, AGREES THAT IN ANY JUDICIAL, MEDIATION OR ARBITRATION PROCEEDING OR ANY CLAIM OR CONTROVERSY BETWEEN OR AMONG THEM THAT MAY ARISE OUT OF OR BE IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN OR AMONG THEM OR THE OBLIGATIONS EVIDENCED HEREBY OR RELATED HERETO, IN NO EVENT SHALL ANY PARTY HAVE A REMEDY OF, OR BE LIABLE TO THE OTHER FOR, (1) INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR (2) PUNITIVE OR EXEMPLARY DAMAGES. EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY MAY HAVE OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY SUCH PROCEEDING, CLAIM OR CONTROVERSY, WHETHER THE SAME IS RESOLVED BY ARBITRATION, MEDIATION, JUDICIALLY OR OTHERWISE. PATRIOT ACT NOTICE. To help fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For purposes of this section, account shall be understood to include loan accounts. FINAL AGREEMENT. This Note and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

AMENDED AND RESTATED REVOLVING PROMISSORY NOTE. This Amended and Restated Revolving Promissory Note amends, restates, replaces, and supersedes that certain Revolving Promissory Note dated as of May 24, 2006, made by Borrower to the order of Bank in the original principal amount of $5,000,000.00 (the "Original Note"). It is the intention of Borrower and Bank, that while this Amended and Restated Revolving Promissory Note amends, restates, replaces and supersedes the Original Note in its entirety, it is not in payment of or satisfaction of the Original Note, but rather is the substitution of one evidence of debt for another, without any intent to extinguish the old. Should there be any conflict between the terms of this Amended and Restated Revolving Promissory Note and the terms of the Original Note, the terms of this Amended and Restated Revolving Promissory Note shall control.

WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF BORROWER BY EXECUTION HEREOF AND BANK BY ACCEPTANCE HEREOF, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE LOAN DOCUMENTS OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK TO ACCEPT THIS NOTE. EACH OF THE PARTIES AGREES THAT THE TERMS HEREOF SHALL SUPERSEDE AND REPLACE ANY PRIOR AGREEMENT RELATED TO ARBITRATION OF DISPUTES BETWEEN THE PARTIES CONTAINED IN ANY LOAN DOCUMENT OR ANY OTHER DOCUMENT OR AGREEMENT HERETOFORE EXECUTED IN CONNECTION WITH, RELATED TO OR BEING REPLACED, SUPPLEMENTED, EXTENDED OR MODIFIED BY, THIS NOTE.
             [EXECUTION AND ACKNOWLEDGMENT APPEAR ON FOLLOWING PAGE]


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

IN WITNESS WHEREOF, Borrower, on the day and year first above written, has caused this Note to be executed under seal.

DECORATOR INDUSTRIES, INC., a Pennsylvania corporation
By: /s/ Michael K. Solomon(SEAL)
    -------------------------------------------
    Michael K. Solomon, Chief Financial Officer

STATE OF GEORGIA           )
                           )ss:
COUNTY OF CHATHAM          )
The foregoing instrument was acknowledged before me this 25 day of April, 2008, by Michael K. Solomon, as Chief Financial Officer of DECORATOR INDUSTRIES, INC., a Pennsylvania corporation, on behalf of the corporation. Such individual is personally known to me or produced _______________ as identification.

Print or Stamp Name:__________________________
Notary Public, State of Georgia
Commission Number:__________________________
My Commission Expires:_______________________


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

                        FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT (the "Agreement") is entered into as of April 25, 2008, by DECORATOR INDUSTRIES, INC., a Pennsylvania corporation (the "Borrower") and WACHOVIA BANK, NATIONAL ASSOCIATION (the "Bank").

                                    RECITALS

A. Borrower requested and Bank agreed to make a $1,000,000.00 loan and a $5,000,000.00 line of credit to Borrower (collectively, the "Loan"), as evidenced by that certain Promissory Note dated as of May 24, 2006, from Borrower in favor of Bank in the original principal amount of $1,000,000.00 (the "$1,000,000.00 Note") and that certain Revolving Promissory Note dated as of May 24, 2006, executed by Borrower in favor of Bank in the original principal amount of $5,000,000.00 (the "$5,000,000.00 Note"). In connection with the execution of the $1,000,000.00 Note and the $5,000,000.00 Note, Borrower and Bank entered into that certain Loan Agreement dated as of May 24, 2006 (the "Loan Agreement").

B. Borrower subsequently paid off the $1,000,000.00 Note in full.

C. Borrower has now requested and Bank has agreed to modify the $5,000,000.00 Note as evidenced by that certain Amended and Restated Revolving Promissory Note dated as of even date herewith from Borrower in favor of Bank in the original principal amount of $5,000,000.00 (as the same may be amended, restated, modified or replaced from time to time, the "Amended and Restated $5,000,000.00 Note"). The Amended and Restated $5,000,000.00 Note amends, restates, replaces and supersedes the $5,000,000.00 Note in its entirety.

D. The Loan Agreement, as modified by this Agreement, is hereinafter referred to as the "Loan Agreement". The Amended and Restated $5,000,000.00 Note, the Loan Agreement, and all other documents executed in connection therewith are hereinafter referred to collectively as the "Loan Documents". Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

E. Bank is willing to modify the Loan subject to Borrower giving Bank the representations, assurances and other agreements hereinafter set forth.

                              W I T N E S S E T H:

In consideration of Bank's continued extension of credit and the agreements contained herein, the parties agree as follows:

                  1. The Recitals contained hereinabove are true and correct and are made a part hereof.

                  2. Borrower acknowledges that, as of April 4, 2008, the outstanding principal balance of the $5,000,000.00 Note is $1,792,000.00.

                  3. Any reference in the Loan Agreement or other Loan Documents to the "Note" shall mean the "Amended and Restated $5,000,000.00 Note" (as defined in Recital "C" above), as the same may be amended, restated, extended, modified or renewed from time to time.

                  4. The Loan Agreement is hereby amended by deleting the "FINANCIAL COVENANT" entitled "Senior Funded Debt to EBITDA Ratio" in its entirety and substituting the following in lieu thereof:

SENIOR FUNDED DEBT TO EBITDA RATIO. Borrower shall, at all times maintain, a Senior Funded Debt to EBITDA Ratio of not more than 2.75 to 1.00. This covenant shall be calculated quarterly, on a rolling four quarters basis, upon the Bank's receipt of the annual and periodic financial statements required herein. "Senior Funded Debt to EBITDA Ratio" shall mean (i) the sum of all Senior Funded Debt divided by (ii) the sum of earnings before interest, taxes, depreciation and amortization. "Senior Funded Debt" shall mean, as applied to any person or entity, the sum of all indebtedness for borrowed money, including, without limitation, capital lease obligations and unreimbursed drawings under letters of credit, or any obligation evidenced by a note, bond, debenture or other agreement of that person or entity, excluding any debt fully subordinated to Bank on terms and conditions acceptable to Bank. If at any time the Senior Funded Debt to EBITDA Ratio exceeds 2.75 to 1.00, then Interest under the Note shall accrue, from the date of determination, at the applicable Interest Rate set forth in the Note.

                  5. Borrower has previously paid Bank a fee of $11,250.00 in connection with the execution of this Agreement.

                  6. Borrower acknowledges, represents and confirms to Bank that: (i) the Loan Agreement, the Amended and Restated $5,000,000.00 Note, and the other Loan Documents are valid and binding upon Borrower and enforceable in accordance with the terms thereof; (ii) all of the terms, covenants, conditions, representations, warranties and agreements contained in the Loan Agreement, the Amended and Restated $5,000,000.00 Note and the other Loan Documents are hereby ratified and confirmed in all respects; (iii) there are no defenses, set-offs, counterclaims, cross-actions or equities in favor of Borrower to or against the enforcement of the Amended and Restated $5,000,000.00 Note or any other Loan Document, (iv) no payments of interest or any other charges have been made to Bank or paid by Borrower in connection with any indebtedness evidenced by the Amended and Restated $5,000,000.00 Note which would result in the computation or earning of interest in excess of the maximum rate of interest which is legally permitted under the laws of the State of Florida or federal law, in effect from time to time, whichever is the highest,
(vi) Bank in under no obligation to further amend or modify the Loan Agreement, the Amended and Restated $5,000,000.00 Note, or the other Loan Documents, and
(vii) no default now exists under the Loan Agreement, the Amended and Restated $5,000,000.00 Note or the other Loan Documents.

                  7. Except as amended by this Agreement, no term or condition of the Loan and Agreement or the other Loan Documents shall be modified and the same shall remain in full force and effect; provided, however, if any provision of this Agreement is in conflict with, or inconsistent with, any provision in the Loan Agreement or the other Loan Documents, then the provision contained in this Agreement shall govern and control.

                  8. This Agreement shall be binding upon, and shall inure to the benefit of, the respective successors and assigns of the parties hereto.

                  9. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original. Said counterparts shall constitute but one and the same instrument and shall be binding upon each of the undersigned individually as fully and completely as if all had signed but one instrument so that the joint and several liability of each of the undersigned shall be unaffected by the failure of any of the undersigned to execute any or all of said counterparts.

                  10. AS A MATERIAL INDUCEMENT FOR BANK TO EXECUTE THIS AGREEMENT, BORROWER DOES HEREBY RELEASE, WAIVE, DISCHARGE, COVENANT NOT TO SUE, ACQUIT, SATISFY AND FOREVER DISCHARGE BANK ITS OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS AND ITS AFFILIATES AND ASSIGNS FROM ANY AND ALL LIABILITY, CLAIMS, COUNTERCLAIMS, DEFENSES, ACTIONS, CAUSES OF ACTION, SUITS, CONTROVERSIES, AGREEMENTS, PROMISES AND DEMANDS WHATSOEVER IN LAW OR IN EQUITY WHICH THE BORROWER EVER HAD, NOW HAS, OR WHICH ANY PERSONAL REPRESENTATIVE, SUCCESSOR, HEIR OR ASSIGN OF BORROWER HEREAFTER CAN, SHALL

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OR MAY HAVE AGAINST BANK, ITS OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS, AND
ITS AFFILIATES AND ASSIGNS, FOR, UPON OR BY REASON OF ANY MATTER, CAUSE OR THING WHATSOEVER THROUGH THE DATE THAT THIS AGREEMENT IS EXECUTED. BORROWER FURTHER EXPRESSLY AGREES THAT THE FOREGOING RELEASE AND WAIVER AGREEMENT IS INTENDED TO BE AS BROAD AND INCLUSIVE AS PERMITTED BY THE LAWS OF THE STATE OF FLORIDA.

                  11. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER BY EXECUTION HEREOF AND BANK BY ACCEPTANCE HEREOF, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK TO ACCEPT THIS AGREEMENT.

BORROWER AND BANK AGREE THAT THEY SHALL NOT HAVE A REMEDY OF PUNITIVE OR EXEMPLARY DAMAGES AGAINST THE OTHER IN ANY DISPUTE AND HEREBY WAIVE ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY HAVE NOW OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY DISPUTE WHETHER THE DISPUTE IS RESOLVED BY ARBITRATION OR JUDICIALLY.

         11. WAIVER OF BANKRUPTCY STAY. BORROWER HEREBY AGREES, IN CONSIDERATION OF THE RECITALS AND MUTUAL COVENANTS CONTAINED HEREIN, AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, INCLUDING THE FORBEARANCE OF BANK FROM GOING TO TRIAL AND EXERCISING THEIR OTHER RIGHTS AND REMEDIES OTHERWISE AVAILABLE TO IT, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THAT IN THE EVENT THAT BORROWER SHALL FILE WITH ANY BANKRUPTCY COURT OF COMPETENT JURISDICTION OR BE THE SUBJECT OF ANY PETITION UNDER TITLE 11 OF THE UNITED STATES CODE THE AUTOMATIC STAY IMPOSED BY SECTION 362 OF TITLE 11 OF THE UNITED STATES CODE IS WAIVED, AND SUCH WAIVER CONSTITUTES "CAUSE" PURSUANT TO 11 U.S.C. SECTION 362(d)(1) FOR THE IMMEDIATE LIFTING OF THE AUTOMATIC STAY IN FAVOR OF BANK, AND BORROWER HEREBY KNOWINGLY AND IRREVOCABLY WAIVES ALL DEFENSES AND OBJECTIONS TO SUCH LIFTING OF THE AUTOMATIC STAY.
                          [CONTINUES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have signed and sealed this Agreement the day and year first above written.

BORROWER:
DECORATOR INDUSTRIES, INC., a Pennsylvania corporation
By: /s/ Michael K. Solomon
-------------------------------------------
Michael K. Solomon, Chief Financial Officer

STATE OF GEORGIA            )
                            )SS:
COUNTY OF CHATHAM           )
The foregoing instrument was acknowledged before me this 25 day of April, 2008, by Michael K. Solomon, as Chief Financial Officer of DECORATOR INDUSTRIES, INC., a placeStatePennsylvania corporation, on behalf of the corporation. He is personally known to me or has produced a ______________________ as identification.

Print or Stamp Name: __________________
Notary Public, State of Georgia
Commission No.:_______________________
My Commission Expires:_________________
                          [CONTINUES ON FOLLOWING PAGE]

BANK:
WACHOVIA BANK, NATIONAL ASSOCIATION
By: /s/ Douglas E. Roberts
-----------------------------------------
Douglas E. Roberts, Senior Vice President
STATE OF FLORIDA     )
                     )SS:
COUNTY OF BROWARD    )
The foregoing instrument was acknowledged before me this 25 day of April, 2008, by Douglas E. Roberts, as Senior Vice President of WACHOVIA BANK, NATIONAL ASSOCIATION, on behalf of the bank. He is personally known to me or has produced a ______________________ as identification.

Print or Stamp Name: ___________________
Notary Public, State of Florida
Commission No.:_______________________
My Commission Expires:_________________